Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

December 11, 2024

TuHURA Biosciences, Inc. 10500 University Dr., Suite 110 Tampa, FL, United States 33612

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that TuHURA Biosciences, Inc., a Nevada corporation (“Parent”), has entered into an Agreement and Plan of Merger, dated as of December 11, 2024 (as the same may be amended from time to time, the “Merger Agreement”) with Hura Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, Hura Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, Kineta, Inc., a Delaware corporation (the “Company”), and certain other parties thereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. The terms of this Agreement shall apply to one-third (1/3) of the shares of Parent Common Stock received as Initial Share Consideration pursuant to the Merger Agreement or any securities convertible into or exercisable or exchangeable for shares of Parent Common Stock (including, without limitation Parent Common Stock or such other securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the undersigned in accordance with the rules and regulations of the SEC and securities of Parent which may be issued upon exercise of an option or warrant to purchase shares of Parent Common Stock (collectively, the “Restricted Shares”).

1.
As a condition and inducement to each of the parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Parent and, solely prior to the Closing, the Company, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):
(a)
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Restricted Shares, or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;
(b)
enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Shares regardless of whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of shares of Parent Common Stock or other securities, in cash or otherwise; or

(c)
make any demand for, or exercise any right with respect to, the registration of any shares of Parent Common Stock or any security convertible into or exercisable or exchangeable for shares of Parent Common Stock (other than such rights set forth in the Merger Agreement).

2.
The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:
(a)
transfers of the Restricted Shares:
(i)
if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Code, as amended, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);
(ii)
if the undersigned is a corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors (an “Entity”), (A) to another corporation, partnership, or other Entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as a distribution or dividend to equity holders, including, without limitation, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution as such term is described in Section 501(c)(3) of the Code, as amended, or (D) transfers or dispositions not involving a change in beneficial ownership; (E) with prior written consent of Parent; or
(iii)
if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Parent, a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Parent Common Stock or such other securities that have been so transferred or distributed;

(b)
the exercise of an option to purchase shares of Parent Common Stock (including a net or cashless exercise of an option to purchase shares of Parent Common Stock), and any related transfer of shares of Parent Common Stock to Parent for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) during the Restricted Period due as a result of the exercise of such options; provided that, for the avoidance of doubt, the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;
(c)
the disposition (including a forfeiture or repurchase) to Parent of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement;
(d)
transfers to Parent in connection with the net settlement of any restricted stock unit or other equity award that represents the right to receive in the future shares of Parent Common Stock settled in shares of Parent Common Stock to pay any tax withholding obligations due during the Restricted Period; provided that, for the avoidance of doubt, the underlying shares of Parent Common Stock held by the undersigned following such settlement shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;
(e)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Parent Common Stock; provided that, such plan does not provide for any transfers of shares of Parent Common Stock during the Restricted Period;
(f)
transfers, sales, dispositions, or the entering into of transactions (including, without limitation, any swap, hedge or similar agreement) by the undersigned of shares of Parent Common Stock purchased or acquired by the undersigned on the open market or in a public offering by Parent, in each case following the Closing Date;
(g)
pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent, provided that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Restricted Shares shall remain subject to the restrictions contained in this Lock-Up Agreement;
(h)
transfers, sales, dispositions, or the entering into of transactions (including, without limitation, any swap, hedge, or similar agreement), by the undersigned relating to shares of Parent Common Stock, if any, purchased from Parent pursuant to the Concurrent Investment (the “Concurrent Investment Released Shares”) or issued in exchange for, or on conversion or exercise of, any securities issued as part of the Concurrent Investment; or
(i)
pursuant to an order of a court or regulatory agency; and provided, further, that, with respect to each of clauses (a), (b), (c), (d) and (e) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than (i) any exit filings or public announcements that may be required under applicable federal and state securities Laws or (ii) in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase Parent Common Stock or in connection with the net settlement of any restricted stock unit or other equity award that represents the right to receive in the future shares of Parent Common Stock settled in shares of Parent Common Stock that would otherwise expire during the

Restricted Period, provided that reasonable notice shall be provided to Parent prior to any such filing).

3.
Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Parent. In furtherance of the foregoing, the undersigned agrees that Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of the Restricted Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

4.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
5.
The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Parent and the Company are proceeding with the transactions contemplated by the Merger Agreement in reliance upon this Lock-Up Agreement. Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned shall be released from all obligations under this Lock-Up Agreement upon the Merger Agreement being terminated in accordance with its terms.
6.
Any and all remedies herein expressly conferred upon Parent or the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Parent or the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Parent and/or the Company in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Parent and the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent or the Company is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Parent or the Company with respect thereto.
7.
In the event that any holder of Parent securities that are subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Parent,

including through any written consent granted under subparagraph 2(a)(ii)(E) above, to sell or otherwise transfer or dispose of shares of Parent Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder or is granted an early release from the restrictions described herein during the Restricted Period, the same percentage of shares of Parent Common Stock held by the undersigned shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission or early release has been granted by Parent to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders’ shares of Parent Common Stock in an aggregate amount in excess of 1% of the number of shares of Parent Common Stock originally subject to a substantially similar agreement; provided, further, Parent agrees that, at least three Business Days before the effective date of any release or waiver of the restrictions set forth herein in connection with a transfer of shares of Parent Common Stock or in connection with a Pro-Rata Release, Parent will notify the undersigned of the terms of such Pro-Rata Release.
8.
The undersigned agrees and covenants to transfer any Restricted Shares subject to this Lock-Up Agreement to the Company’s record holder list and out of “street name” within ten (10) Business Days from the date hereof.
9.
Upon the release of any of the Restricted Shares from this Lock-Up Agreement, Parent will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates representing the Restricted Shares without the restrictive legend above or the withdrawal of any stop transfer instructions.
10.
This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the state of Delaware, without regard to the conflict of Laws principles thereof.
11.
This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Parent, the Company and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

Print Name of Stockholder:	[ ]

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Accepted and Agreed
by TuHURA BIOSCIENCES, Inc.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Accepted and Agreed
By Kineta, Inc.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]